UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DOMTAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location relates to the Proxy Statement dated April 6, 2020, furnished to stockholders of Domtar Corporation (“Domtar”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of Domtar to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 14, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE IN LOCATION OF ANNUAL MEETING OF STOCKHOLDERS OF DOMTAR CORPORATION

Domtar Corporation has implemented additional controls at its operations and offices to further protect the health and safety of its workforce, their families and neighboring communities in response to the coronavirus (“COVID-19”) pandemic. In order to protect our stockholders, employees and others, and align with gathering and travel restrictions, we are changing the format of our 2020 Annual Meeting to allow stockholders to virtually attend the meeting. We expect this change in meeting format to be effective for this year only.

Time:	Wednesday, May 6, 2020, 7:45 a.m. (ET)

Place:	There will be no in-person Annual Meeting. The meeting will be held virtually over the internet.

Meeting Access:	Virtual Stockholder Meeting https://www.meetingcenter.io/241270317
Meeting password: UFS2020

Please refer to the “Additional Information about the Virtual Annual Meeting” section below for further information on accessing the meeting.

Proposals:	Stockholders will be asked to vote on the following matters:

1.	The election of the nine members of our Board of Directors named in the Proxy Statement;

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2020 fiscal year; and

4.	The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	The record date for the annual meeting is March 13, 2020. The only securities eligible to be voted at the annual meeting are the Corporation’s common stock.

By Order of the Board of Directors

Razvan L. Theodoru

Vice-President, Corporate Law and Secretary

Fort Mill, South Carolina

April 14, 2020

Important Information Regarding the Stockholder Meeting to Be Held on May 6, 2020: The Proxy Statement and our 2019 Annual Report on Form 10-K have been mailed on or about April 6, 2020 to stockholders of record as of March 13, 2020 and are available at www.edocumentview.com/ufs.

ADDITIONAL INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING

Attending the Virtual Meeting as a Stockholder of Record

If you were a holder of record of common stock of Domtar Corporation, at the close of business on March 13, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/241270317 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, UFS2020.

Registering to Attend the Virtual Meeting as a Beneficial Owner

If you were a beneficial holder of record of common stock of Domtar Corporation as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Domtar common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 1, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/241270317 and enter your control number and the meeting password, UFS2020.

Asking Questions

If you are a stockholder of record or a registered beneficial owner, you will be able to submit questions by accessing the meeting center at www.meetingcenter.io/241270317, starting on May 3, 2020. You will need to enter your control number and meeting password, UFS2020, and click on the message icon in the upper right hand corner of the page. To return to the main page, click the “i” icon at the top of the screen. We encourage you to submit your questions before the start time of the meeting.

Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) will be answered during the Annual Meeting, subject to time constraints. Any questions that cannot be answered during the Annual Meeting will be posted and answered at www.domtar.com/en/annual-meeting as soon as practical after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, and other materials for the Annual Meeting will be available at www.meetingcenter.io/241270317.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Technical Information

The Virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intent to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Technical support, including related technical support phone numbers, will be available on the virtual meeting center at www.meetingcenter.io/241270317, beginning at 7:30 am Eastern time on May 6, 2020 through the conclusion of the Annual Meeting.

234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	INVESTOR RELATIONS	MEDIA RELATIONS

(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-607-2240	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION ANNOUNCES MOVE TO VIRTUAL ANNUAL STOCKHOLDER MEETING FOR 2020

Fort Mill, SC, April 14, 2020 – Domtar Corporation (NYSE: UFS) (TSX: UFS), today announced that its Board of Directors has approved a change in the location of its 2020 Annual Meeting of Stockholders to a virtual-only stockholder meeting, to align with public health guidelines regarding the COVID-19 pandemic, including gathering and travel restrictions. This change in meeting format is expected to be effective for this year only. In addition to this adjustment, the Company has implemented additional controls at its operations and offices around the globe to further protect the health and safety of its workforce, their families and neighboring communities.

Virtual meeting date: Wednesday, May 6, 2020

Virtual meeting time: 7:45 a.m. (ET)

Virtual meeting link: http://www.meetingcenter.io/241270317

Virtual meeting password: UFS2020

Holders of record of common stock of Domtar Corporation, at the close of business on March 13, 2020 (the “Record Date”) will be able to attend the meeting by accessing www.meetingcenter.io/241270317 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials they previously received and the meeting password, UFS2020. Please refer to the notice of change in location, available at www.domtar.com/en/annual-meeting, for further information about accessing and participating to the meeting.

A replay of the stockholder meeting will be available at www.domtar.com/en/annual-meeting.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.